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                                                                    EXHIBIT 3.2

                                    BY-LAWS
                                      OF
                          FIRST AMERICAN CORPORATION
                     (HEREIN SOMETIMES THE "CORPORATION")
                           AS ADOPTED APRIL 21, 1994
                                   ARTICLE I
                                    GENERAL

         SECTION 1.1. PRINCIPAL OFFICE. The principal office of the Corporation shall be in First American Center, Nashville, Tennessee, and the Corporation shall have such other offices at such other places as the Board of Directors (herein sometimes the "Board") may from time to time appoint, or the business of the Corporation may require.
         SECTION 1.2. GENDER. When used herein, the masculine gender shall include the feminine.
                                   ARTICLE II
                                  SHAREHOLDERS
         SECTION 2.1. ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting each year shall be held on such day and at such time as the Board of Directors shall determine.
         SECTION 2.2 SPECIAL MEETINGS. Special meetings of shareholders, unless otherwise provided by law, may be called at any time by the Board, the Chairman of the Board, the Vice Chairman of the Board, or the President. The Chairman of the Board, the Vice Chairman or the President shall also call a special meeting of shareholders, to be held no sooner than seventy-five (75) and no later than ninety (90) days (as shall be determined in the sole discretion of the officer calling the same) after the receipt of a written demand for such a meeting from shareholders owning of record ten percent (10%) or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting, together with a certified check for fifty thousand dollars ($50,000) payable to the Corporation to cover the Corporation's expenses in connection with such meeting, including the preparation of proxy materials and the mailing of notices and proxy materials to shareholders. Such written demand must state the purpose or purposes for which the meeting is called, the names of the shareholder or shareholders calling the meeting, the number of shares owned of record by each such shareholder, and any other information specified in Schedule 14A, Rule 14a-3 or Rule 14a-11 of the Rules and Regulations of the Securities and Exchange Commission.
         SECTION 2.3. PLACE OF MEETING. The Board may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting which is called by the Board.
If no place is designated by the Board, or if a special meeting is held pursuant to shareholder demand, the place of meeting shall be the principal office of the Corporation as provided in these By-Laws.





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         SECTION 2.4.  NOTICE OF SHAREHOLDER MEETINGS; WAIVER.
         (a) ANNUAL MEETINGS. Written notice stating the place, date and hour of the annual meeting of shareholders shall be given in person or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be mailed not less than ten (10) days nor more than sixty (60) days before the meeting. Mailed notice shall be deemed to be given when deposited, with postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting, or to such other address as the shareholder shall have designated in writing to the Secretary. If delivered personally, such notice shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder.
         (b) SPECIAL MEETINGS. Written notice of every special meeting of shareholders shall be given by the Corporation in person or by mail to each shareholder of record entitled to vote at such meeting. Such notice shall state the place, date, hour, purpose or purposes for which the meeting is called, and the person or persons calling the meeting. In the case of a meeting called pursuant to the request of shareholders owning ten percent (10%) or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting, such notice shall be given, in person or by mail, not less than forty-five (45) days nor more than sixty (60) days before the meeting. Otherwise, if mailed, such notice shall be given not less than ten (10) days nor more than sixty (60) days before the meeting, and if delivered personally, such notice shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Mailed notice shall be deemed to be given when deposited, with postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting, or to such other address as the shareholder shall have designated in writing to the Secretary, and shall be deemed delivered personally when actually received by the shareholder.
         (c) WAIVER. Notice of any meeting need not be given to any shareholder who signs a waiver of notice, either before or after such meeting, or who attends the meeting in person or by proxy, and does not object at the beginning of the meeting to the lack of notice or to the fact that the meeting was not otherwise lawfully called or convened. Attendance at a meeting for the express purpose of objecting to the lack of notice or to the fact that the meeting was otherwise not lawfully called or convened shall not, however, constitute a waiver of notice.
         SECTION 2.5. NOTICE OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder nomination may be made only if written notice of the intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than
(i) with respect to an election to be held at an annual meeting of shareholders, two hundred ten (210) days in advance of such meeting, and





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(ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.
         In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and
(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
         SECTION 2.6. NOTICE OF NEW BUSINESS. At an annual meeting of shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting.
To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal must comply with SEC Rule 14a-8 under the Securities Exchange Act of 1934. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty
(60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder





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proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.
         Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.
         SECTION 2.7. RECORD DATE. The Board shall fix as the record date for any determination of shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting, to receive notice of a shareholders meeting, to receive payment of any dividend, or for any other proper purpose, a date not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board, as provided above, and if the Charter does not otherwise provide for a record date, then the date on which the resolution of the Board declaring such dividend is adopted, or the day before the date on which notice of the meeting is mailed, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided herein, such determination shall apply to any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.
         SECTION 2.8. LIST OF SHAREHOLDERS. After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of names of all shareholders who are entitled to notice of a shareholders' meeting. Such list will be arranged by voting group (and within each voting group by class or series of shares) and will show the address of and number of shares held by each shareholder. The shareholders' list will be available for inspection in accordance with the Tennessee Business Corporation Act (the "Act"), beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Act, to copy the





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list, during regular business hours and at his expense, during the period it is available for inspection.
         SECTION 2.9. VOTING GROUPS; QUORUM; ADJOURNMENT. All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a "voting group". Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Act or provided in the Charter, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power, by majority vote, to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.
         SECTION 2.10 PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by such shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. A proxy is revocable by the shareholder unless the form of proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest.
         SECTION 2.11. ACCEPTANCE OF SHAREHOLDER DOCUMENTS. If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:
         (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;
         (ii) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;
        (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;





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         (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or
         (v) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.
         The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.
         SECTION 2.12.  VOTING OF SHARES.
         (a) SHAREHOLDERS ENTITLED TO VOTE. Unless otherwise provided by the Act or the Charter, every shareholder of the Corporation shall be entitled, at each meeting of the shareholders and upon each proposal presented at such meeting, to one vote for each share registered in his name on the books of the Corporation on the record date. Shares owned of record or beneficially as fiduciary by a subsidiary bank of the Corporation shall be entitled to be voted at such meeting, and shall be voted in accordance with the directions in the instrument establishing such fiduciary relationship or other governing instrument, or in the absence of such direction, in accordance with applicable fiduciary principles, and the Corporation, as such, shall not control the voting of such shares.
         (b) VOTE REQUIRED. Unless the Act, the Corporation's Charter or these By-Laws specifically require a greater number of affirmative votes, if a quorum exists, approval of action on a matter (other than election of directors) by a voting group entitled to vote thereon is received if the votes cast within the voting group favoring the action exceeds the votes cast disapproving the action. Except as otherwise provided in the Charter, directors shall be elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a shareholder shall abstain, such shareholder shall be deemed to have not voted. At each election of directors, every shareholder shall have the right to vote the number of shares which he is entitled to vote at such meeting for as many persons as there are directors to be elected at said meeting, but cumulative voting for nominees shall not be permitted.
Except as specified in Article X of the Corporation's Charter, any Business Combination (as therein defined) shall require in addition to any affirmative vote required by the Act an affirmative vote of (i) seventy-five percent (75%) of the votes entitled to be cast by all holders of Voting Stock (as defined in such Article X), voting together as a voting group at a meeting of shareholders called for such purpose, and in addition thereto, (ii) a majority of the votes entitled to be cast by all holders of Voting Stock, other than shares of Voting Stock which are Beneficially Owned (as defined in Article X) by an Interested Shareholder (as defined in Article X), voting together as a voting group at a meeting of shareholders called for such purpose.





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         SECTION 2.13.  ORGANIZATION.  At every meeting of shareholders, the
Chief Executive Officer shall preside as Chairman of the meeting and the Secretary or other officer shall act as secretary. In the Chief Executive Officer's absence, inability or unwillingness to serve, the Chairman of the Board or the President (and in his absence, inability or unwillingness to serve, the Vice Chairman of the Board) shall preside as Chairman of the meeting. A full record of each meeting shall be made by its secretary and such minutes shall be retained in the records of the Corporation. At every annual meeting, the Chief Executive Officer, or other appropriate officer, shall report on the operations of the Corporation during the preceding year.
         SECTION 2.14. JUDGES OF THE ELECTION. The Board of Directors or the officer presiding at the annual meeting shall appoint one or more judges of election as such appointing authority shall deem necessary to assure the proper holding of the election of directors; and the judge or judges so appointed shall, after the election has been held, certify the results thereof, giving the names of directors. In the event the judge or judges of election shall be appointed by the Board in advance of the annual meeting and shall for any reason fail or be unable to serve, a substitute judge may be appointed at any time prior to the election by either the Board or the officer presiding at the annual meeting.
         SECTION 2.15.  CONDUCT OF MEETINGS.
         Meetings of shareholders generally shall follow accepted rules of parliamentary procedure subject to the following:
         (a) The chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.
         (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.
         (c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.
         (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.
         (e) Except as the chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.
         SECTION 2.16. ACTION ON WRITTEN CONSENT OF SHAREHOLDERS. Action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.





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         The action must be evidenced by one (1) or more written consents describing the action taken, at least one of which is signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating such signing shareholder's vote or abstention on the action and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.
         If the Act or the Charter requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.
                                 ARTICLE III
                              BOARD OF DIRECTORS
         SECTION 3.1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.
         SECTION 3.2. NUMBER, ELECTION AND TENURE OF DIRECTORS. The Board shall consist of not less than nine (9) nor more than twenty-seven (27), the exact number within such minimum and maximum to be fixed and determined from time to time by resolution of a majority of the Board or by resolution of the shareholders at any meeting thereof. The directors shall be divided into three classes as equal in number as possible. At each annual meeting of shareholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term of office. Each director shall hold office for the term for which the person was elected and until his successor has been elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
         SECTION 3.3. VACANCIES. Unless the Charter otherwise provides, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or removal (with or without cause) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and each director so chosen shall hold office for the unexpired term of his or her predecessor, or, if there is no such predecessor, until the next annual meeting of shareholders. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders.
         SECTION 3.4. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed, but only for cause as defined by the laws of Tennessee, by the affirmative vote of the shareholders holding seventy-five percent (75%) of the shares entitled to vote at such meeting. If any





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voting group (other than shares of common stock) is entitled to elect one or more directors, the provisions of the foregoing sentence shall not apply in respect of the removal of the director or directors so elected, and the vote of the holders of that voting group and the rights of the holders of such shares shall be as set forth in the Charter.
         SECTION 3.5. REGULAR MEETINGS. A regular meeting of the Board shall be held immediately after the annual meeting of shareholders. A majority of the entire Board may provide, by resolution, the time and place for the holding of additional regular meetings. Such regular meetings may be held without notice of the time, place and purpose thereof.
         SECTION 3.6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board, the President or any three directors. Notice of the time and place of each special meeting shall be given to each director at either his business or residence address, as shown by the records of the Secretary, at least forty-eight (48) hours previously thereto if mailed and twelve (12) hours previously thereto if delivered or given by telegram or telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. Any directors may waive notice of any meeting before, at or after such meeting, and except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends for the express purpose of objecting to the transaction of business thereat on the ground that the meeting is not lawfully called or convened.
         SECTION 3.7. QUORUM. A majority of the entire Board shall constitute a quorum at any meeting; but a less number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled only by a majority vote of the directors then in office, though less than a quorum, and each director so chosen shall hold office for the unexpired term of his or her predecessor, or if there is no predecessor, until the next annual meeting of shareholders.
         SECTION 3.8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall, unless the Charter or these By-Laws require the vote of a greater (or different) number of directors, be the act of the Board. Directors may participate in any meetings, or the meeting may be conducted by means of communications equipment whereby all persons participating can simultaneously hear each other. A director participating in a meeting by this means is deemed to be present in person at the meeting. Any action required or permitted by the Act to be taken at a Board of Directors' meeting may be taken without a





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meeting.  If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of
Directors. Such action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each director, indicating the director's vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting
the action taken.   Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.
         SECTION 3.9. COMPENSATION. Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services; provided, however, that no director who is also an officer (other than are holding an honorary position) shall be compensated for service as a director.
         SECTION 3.10. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless:
         (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;
         (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or
         (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
         SECTION 3.11. DIRECTOR AGE QUALIFICATION. No person shall be elected or re-elected a director of the Corporation after attaining age 70; provided, however, if deemed by the Board to be in the best interest of the Corporation, a person may be elected or re-elected for a single term after attaining age 70; and provided further, a person who owns, directly or indirectly, in excess of 1% of the issued and outstanding shares of the Corporation may be re-elected without regard to age.
                                  ARTICLE IV
                                  COMMITTEES
         SECTION 4.1.  EXECUTIVE COMMITTEE.  There may be an Executive
Committee of the Board consisting of the Chief Executive Officer (or in his absence the President or Chairman of the Board) and not less than three other Directors who shall be elected by the Board. Except as set forth below, the Executive Committee shall have all the powers of the Board in the management
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the Corporation in the intervals between meetings of the Board, and shall report its actions to the Board at its regular meetings. The Executive Committee may not:
         a. Except according to a formula or method prescribed by the Board, authorize dividends (in cash, debt or property other than shares of the Corporation) purchases, redemptions or other acquisitions of shares of the Corporation or the incurrence of indebtedness (directly or indirectly, including through a guaranty) by the Corporation to or for the benefit of its shareholders in respect of any of its shares;
         b. Approve or propose to shareholders action that the Act requires be approved by shareholders;
         c.      Fill vacancies on the Board or any of its Committees;
         d.      Amend the Charter pursuant to T.C.A. Section 48-20-102;
         e.      Adopt, amend or repeal these bylaws;
         f.      Approve a plan of merger not requiring shareholder approval;
         g. Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; or
         h. Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize the Executive Committee
                 (or any senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.
         Vacancies in the membership of the Executive Committee may be filled at any meeting of the Board. Meetings of the Executive Committee shall be held subject to call by the Chairman of the Committee or the Chief Executive
Officer.
         SECTION 4.2. AUDIT COMMITTEE. There shall be an Audit Committee composed of at least three directors elected by the Board, none of whom shall be officers employed on a regular full-time basis by the Corporation or any of its affiliates. The Board shall appoint from among the members of the committee a chairman thereof, who shall preside at meetings of the committee and shall direct its work.
         The Audit Committee shall determine that the affairs and operations of the Corporation and its affiliates are subject to appropriate audits and control procedures, shall report regularly to the Board, at least annually, in connection with the activities, findings and reports of both internal and independent audits of the Corporation and its affiliates, and shall provide guidance and assistance to such auditors, as appropriate under the circumstances, including providing that such auditors shall exercise their function independently of management, wherever appropriate. If requested to do so by the Board or the Executive Committee, the Audit Committee shall review any transaction with the Corporation in which a director or officer of the Corporation has a direct or indirect interest.
         SECTION 4.3. HUMAN RESOURCES COMMITTEE. There may be a Human Resources Committee composed of at least three directors elected by the Board, at least two of whom shall not be employed on a regular full-time basis by the Corporation or any of its affiliates. The Board shall appoint from among the members of the committee a





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chairman thereof, who shall preside at meetings of the committee and shall direct its work.
         The Committee shall exercise general oversight over all personnel practices and procedures for all officers and employees of the Corporation and all its affiliates, including but not limited to all benefit programs, and to act on behalf of the Board with regard to salary administration. The committee shall review all actions of management as to the aggregate expenditures for salaries and shall review specific salaries of all officers of the Corporation and employees of the Corporation whose current salaries exceed such amount per year as shall be determined from time to time by the committee or whose salary would exceed such amount per year if the recommended increase were granted. Salaries of officers of the Corporation who are also Directors of the Corporation shall be recommended by the Human Resources Committee for approval by the full Board of Directors. The committee shall serve as the administrative committee for the Corporation's FIRST Plan, the Star Award Plan and the KEEP plan and shall perform such other functions as may be assigned to it by the Board.
         SECTION 4.4 COMMUNITY AFFAIRS COMMITTEE. There shall be a Community Affairs Committee composed of at least three Directors elected by the Board, at least two of whom shall not be employed on a regular full-time basis by the Corporation or any of its affiliates. The Board shall appoint from among the members of the Committee a chairman thereof, who shall preside at meetings of the Committee and shall direct its work.
         It shall be the duty of the Committee to advise and counsel management in matters of community activities, contributions, image issues, government affairs, and compliance with the Community Reinvestment Act and other laws or regulations of a similar purpose; and to perform such other functions as may be assigned to it by the Board.
         SECTION 4.5 DEVELOPMENT COMMITTEE. There shall be a Development Committee of the Board consisting of not less than three directors elected by the Board. The Board shall appoint from among the members of the Committee a Chairman thereof, who shall preside at meetings of the Committee and shall direct its work.
         It shall be the duty of the Committee to oversee and to advise and cousel management as to the investigation, development and implementation of non-traditional banking products or services offered through the Corporation or its affiliates. The Committee shall also provide general oversight to First American National Bank's corporate and personal trust services as well as services offered incidentally thereto, such as investment management. The Committee shall also review preliminary reports and recommendations concerning strategic growth through mergers and acquisitions. The Committee shall ensure that all such activities are undertaken and conducted in accordance with applicable laws and regulations, corporate policy and sound financial planning. The Committee shall also perform such other functions as may be assigned to it by the Board.





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         SECTION 4.6  ASSET POLICY COMMITTEE.  There shall be an Asset Policy
Committee composed of not less than five directors elected by the Board, at least four of whom shall not be employed on a regular full-time basis by the Corporation or any of its affiliates. The Board shall appoint from among the members of the Committee a Chairman thereof, who shall preside at meetings of the Committee and shall direct its work.
         The Committee shall have responsibility for all credit related matters, including approval of credit policies and procedures, monitoring the loan portfolio, review of significant transactions, review of credit examinations, compliance with regulatory requirements and applicable laws and regulations, review of internal and external audits, review of the allowance for loan losses, and review of regulatory examinations. The Asset Policy Committee shall also regularly review asset/liability policies and procedures, asset quality reports, and the policies and procedures of the Capital Markets Group. The Asset Policy Committee shall perform such other duties as may be assigned to it from time to time by the Board.
         SECTION 4.7  NOMINATING COMMITTEE.  There may be a Nominating
Committee composed of at least three directors elected by the Board, none of whom shall be officers employed on a regular full-time basis by the Corporation or any of its affiliates. The Board shall appoint from among the members of the committee a Chairman thereof, who shall preside at meetings of the committee and shall direct its work.
         The Nominating Committee shall establish criteria for the evaluation of members of the board, shall evaluate members of the Board and recommend to the Board of Directors whether those members should be re-elected. The committee shall evaluate the size and composition of the Board and shall establish criteria for director nomination. They shall identify and recommend to the Board of Directors nominees for membership on the Board.
         The Committee may receive recommendations for membership on the Board submitted by shareholders of the Corporation if written notice of the recommendation is submitted to the Chief Executive Officer of the corporation within 60 days prior to the meeting of the committee. Such written notice shall contain the following information to the extent known by the nominating shareholder: the name and address of each proposed nominee; the principal occupation of each proposed nominee; the name and residential address of the notifying shareholder; and the number of shares owned by the notifying shareholder.
         SECTION 4.8. OTHER COMMITTEES. The Board may create such other committees as it may determine will be helpful in discharging its responsibilities for the management and administration of the Corporation.
Each committee shall perform such functions as may be assigned to it by the Board. All members of committees of the Board which exercise powers of the Board must be members of, and serve at the pleasure of, the Board.
         SECTION 4.9. COMPENSATION. The chairman and members of all committees (except those who are also officers of the Corporation or any
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Corporation) shall receive such compensation for their services as may be fixed by the Board.
         SECTION 4.10. MEETINGS. Regular meetings of any standing or special committee may be held without call or notice at such times and places as such committee from time to time may fix. Other meetings of any such committee may be called by the Chairman of the Board, the Vice Chairman of the Board, the President, the chairman of such committee, or any two members of such committee, upon giving notice of the time and place of each such meeting to each member at either his business or residence address, as shown by the records of the Secretary, at least forty-eight (48) hours previously thereto if mailed, and twelve (12) hours previously thereto if delivered in person, or given orally, or by telephone or by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. Any member may waive notice of any meeting before, at or after such meeting and except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. The attendance of a member at a meeting shall constitute a waiver of notice of such meeting except where a member attends for the express purpose of objecting to the transaction of business thereat on the grounds that the meeting is not lawfully called or convened.
         SECTION 4.11. QUORUM. At any meeting of any standing or special committee, a majority of the members shall constitute a quorum and any action of such committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present at the meeting.
         SECTION 4.12. MANNER OF ACTING. Committees are authorized to act in any manner by which the Board is authorized to act as provided in Section 3.8 of these By-Laws.
                                  ARTICLE V
                            OFFICERS AND EMPLOYEES
         SECTION 5.1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, with such titles and descriptions, as the Board, the Human Resources Committee, or the Chief Executive Officer, from time to time, may deem appropriate. The Chairman of the Board, the Vice Chairman of the Board and the President shall be members of the Board. Any two or more offices may be held by the same person except the offices of the President and the Secretary may not be combined.
         SECTION 5.2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board at its first meeting held after the annual meeting of shareholders, or as soon thereafter as is convenient. Each officer shall serve at the pleasure of the Board of Directors until his successor shall have been duly appointed or until his death, resignation or removal.





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         SECTION 5.3.  REMOVAL.  Any officer or agent elected or appointed by the Board may be removed by the Board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.
         SECTION 5.4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board or the Human Resources Committee for the unexpired portion of the term.
         SECTION 5.5. CHAIRMAN OF THE BOARD AND/OR EXECUTIVE COMMITTEE The Board may elect one of its members, who may be the same person, to be Chairman of the Board and/or Chairman of the Executive Committee. He shall preside at all meetings of the Board and/or the Executive Committee and shall perform such duties and exercise such powers as reasonably may be assigned by the Board. In the absence of the Chairman, the Chief Executive Officer shall preside at meetings of the Board or the Executive Committee.
         SECTION 5.6. VICE CHAIRMAN. The Board may elect one or more Vice Chairmen, who need not be Board members, with such duties and powers as may be assigned by the Board, the Chairman of the Board or the Chief Executive Officer.
         SECTION 5.7. PRESIDENT. The Board shall elect one of its members to be President. The President shall have such powers and duties as may be assigned to him by the Board or the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board. In the absence of the Chairman of the Executive Committee, the President shall preside at meetings of the Committee. In the absence of the President, or upon his inability to act, or if said office shall become vacant, his duties shall be performed by such person or persons as shall be so designated by the Board. He shall perform such other duties as the Board of Directors may prescribe.
         SECTION 5.8 CHIEF EXECUTIVE OFFICER. The Board shall elect one of its members to be Chief Executive Officer. He may exercise all of the powers customarily exercised by the chief executive officer of a corporation and shall have general supervision of all policies and operations of the Corporation.
All officers of the Corporation shall report to him to the extent he may at any time require.
         SECTION 5.9. EXECUTIVE AND SENIOR VICE PRESIDENTS. The Board or the Human Resources Committee shall appoint one or more Executive or Senior Vice Presidents, except that those designated as Regulation O executive officers based upon their roles in First American Corporation or First American National Bank shall be appointed solely by the Board. Each Executive or Senior Vice President shall have such powers and duties as may be assigned to him by the Board, the Human Resources Committee, or the Chief Executive Officer of the Corporation.
         SECTION 5.10. SECRETARY. The Secretary of the Corporation shall be exofficio Secretary of the Board, the Executive Committee, and of all other standing committees of the Board (unless another person is so designated by such committee). He shall keep the minutes of all meetings of the shareholders, the Board, the Executive Committee, and when required, of all other standing committees and meetings of which he shall be assigned secretary;
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notices of the Corporation.  He shall have charge of the corporate seal, the stock certificate records and such other books, records, and papers as the Board and the Executive Committee may direct; keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence, the number of shares of stock held by them respectively; the dates they became owners thereof; and shall perform such other duties as may be incident to his office or as prescribed by the Board or the Chief Executive Officer. If the Board so prescribes, the stock records may be kept by a stock transfer agent selected by the Board.
         SECTION 5.11. TREASURER. The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, and shall have the care and custody of all funds and securities of the Corporation and he shall disburse the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, the Executive Committee, or the Chief Executive Officer. He shall perform such other duties as may be incident to his office or as prescribed by the Board or the Chief Executive Officer.
         SECTION 5.12. VICE PRESIDENTS AND OTHER OFFICERS. The Board, the Human Resources Committee, the Chief Executive Officer or the President may elect or appoint Vice Presidents and such other officers and attorneys-in-fact, not specifically provided for by these By-Laws, with such titles and descriptions, as from time to time may appear to the Board, the Human Resources Committee, the Chief Executive Officer or the President to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board, the Human Resources Committee, the Chief Executive Officer or the President of the Corporation.
         SECTION 5.13. DELEGATION. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers or duties, or any of them, of such officers to any other officer, or to any Director, provided a majority of the entire Board concur therein.
         SECTION 5.14. RETIREMENT OF OFFICERS AND EMPLOYEES. Any officer or salaried employee of the Corporation shall retire at the end of the month in which he reaches age sixty-five (65) or, if mandatory retirement at such age shall be prohibited by law, at such next older age as shall be legally permissible. Provided, however, that the Board by specific action may delay for not more than (1) year beyond the mandatory retirement age set forth in the preceding sentence, the retirement of any officer or salaried employee who is performing such services for the Corporation that continuation in active employment is deemed by the Board to be in the best interest of the Corporation. Provided, further, that if deemed in the best interest of the Corporation, the Board, by specific action and as an alternative to extension of the retirement age of such officer or salaried employee, may employ him in a consulting capacity beyond his mandatory retirement age.





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                                  ARTICLE VI
             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
       SECTION 6.1. APPLICATION. Unless contrary to court order, the Corporation shall indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative by reason of the fact that he is or was a director (or counsel to the Board) advisory director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, and in each case, the heirs, executors or administrators of any such person (all such persons, heirs, executors or administrators being referred to hereafter as "Official") against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and reasonably incurred as a result of such proceeding, including any appeal therein, provided he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Corporation and with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any general proceeding, that he had reasonable cause to believe his conduct was unlawful.
         SECTION 6.2. WILLFUL MISCONDUCT. No indemnification shall be made to or on behalf of any Official:
         (a) if a judgment or other final adjudication adverse to the Official establishes his liability for intentional misconduct or knowing violation of the law or under T.C.A. Section 48-18-304 for unlawful distributions;
         (b) if a judgment or other final adjudication adverse to the Official for breach of the Official's duty of loyalty to the Corporation is based upon such Official gaining in fact personal profit or advantage to which he was not entitled;
         (c) in a proceeding by or in the right of the Corporation (i) for any amounts if the Official is adjudged liable to the Corporation, or (ii) for any amounts paid to the Corporation in settlement of such a proceeding by such Official; or
         (d) in a proceeding by the Corporation directly (and not derivatively) for expenses, unless such proceeding shall be brought after a change in control of the Corporation.
         SECTION 6.3. DETERMINATION OF NO INDEMNIFICATION. Unless contrary to court order, the Corporation shall provide the indemnification pursuant to
Section 6.1, unless a determination that the Official did not meet the standard of conduct therein specified is reasonably and promptly made:
         (a) by the Board of Directors acting by a quorum consisting of disinterested directors,





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         (b)     by independent legal counsel if such a quorum is not
                 obtainable, or even if obtainable the majority of a quorum of disinterested directors so directs; or
         (c)     by the shareholders.
         SECTION 6.4. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Except in the case of a proceeding brought by the Corporation directly (and not derivatively) which does not follow a change in control of the Corporation, to the extent that an Official has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Official shall be indemnified against all expenses incurred in connection therewith.
         SECTION 6.5. ADVANCES OF EXPENSES. Except as limited by Section 6.6 of this Article, expenses reasonably incurred in any action, suit, proceeding or investigation (other than an action, suit or proceeding brought by the Corporation directly (and not derivatively) which does not follow a change in control of the Corporation) shall be paid by the Corporation in advance of the final disposition of such matter, if the Official shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable, and a majority of disinterested directors so directs) by independent legal counsel in a written opinion, that based upon the facts known to the board or counsel at the time such determination is made, the Official acted in bad faith, or in a manner that the Official did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that the Official believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board or independent legal counsel reasonably determines that the Official deliberately breached his duty to the Corporation or its shareholders.
         SECTION 6.6. RIGHT OF OFFICIAL TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 6.1, 6.3 or 6.4, or advance under Section 6.5 of this Article, shall be made promptly, and in any event within ninety (90) days, upon the written request of the Official, unless with respect to applications under Sections 6.1, 6.3, 6.4, or 6.5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Official acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Official. In the event no quorum of disinterested directors is obtainable, the board of directors shall promptly direct that independent legal counsel shall decide whether the Official acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Official. The right to indemnification or advances as granted by this Article shall be enforceable by the Official in any court of competent jurisdiction, if the board or independent legal counsel denies the claim,





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in whole or in part, or if no disposition of such claim is made within ninety days. The Official's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
         SECTION 6.7.  OTHER RIGHTS AND REMEDIES.  It is the intent of this
Article to grant to Officials the broadest indemnity    rights legally
permissable. Therefore the provisions of this Article shall be deemed additional and supplemental to but not in limitation of any other rights to which an Official seeking indemnification may be entitled under the common law, any statute, provision of the charter, these Bylaws, agreement, insurance policy, resolution adopted by stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Official and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Official who serves in such capacity at any time while these bylaws and other relevant provisions of the Act and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.
         SECTION 6.8. CONSTITUENT CORPORATIONS. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.
         SECTION 6.9. OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Article, references to "other enterprises" in
Section 1 and 9 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, advisory director, officer, trustee or agent of the Corporation which imposes duties on, or involves services by, such director, advisory director, officer or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.
         SECTION 6.10. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.





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         SECTION 6.11.  SAVINGS CLAUSE.  If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Official as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.
         SECTION 6.12. INSURANCE. The Corporation may purchase insurance coverage for the purpose of indemnifying the Corporation and its subsidiaries and the directors, officers, and employees of the Corporation and its subsidiaries. Said insurance shall be for such coverage, (whether or not broader than the permissable indemnity provided in this Article) and in such amounts as may be approved by the Board from time to time.
                                 ARTICLE VII
   CONTRACTS, AND OTHER INSTRUMENTS, LOANS, CHECKS AND DEPOSITS
         SECTION 7.1. CONTRACTS AND OTHER INSTRUMENTS; VOTING SECURITIES HELD BY THE CORPORATION. The Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or any Vice President may execute, sign, acknowledge, verify, deliver or accept on behalf of the Corporation, all contracts, agreements, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertaking and other instruments on behalf of and in the name of the Corporation and any such instrument so signed may be attested and the corporate seal affixed by the Secretary or an Assistant Secretary. The Board may authorize any other officer or officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless otherwise required by the Board of Directors, the Chairman of the Board, Vice Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman of the Board, Vice Chairman of the Board or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
         SECTION 7.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chief Executive Officer or the Board. Such authority may be general or confined to specific instances.
         SECTION 7.3. CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman of the Board, the Vice Chairman of the Board, the President, or, by such other officer or agent of the Corporation as may be authorized so to do by the Board. Such





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authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.
         SECTION 7.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board may authorize.
                                 ARTICLE VIII
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
         SECTION 8.1. SHARES WITH OR WITHOUT CERTIFICATES. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.
         (a) SHARES WITH CERTIFICATES. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.
         If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.
         Each certificate of stock issued by the Corporation shall be signed (either manually or if countersigned by a transfer agent or registered by a registrar in facsimile) by the Chairman of the Board, the Vice Chairman of the Board or the President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer or any other officer authorized by the Board. If the person who signed or whose facsimile signature has been placed upon a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.
         (b) SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 6.1(a) of these Bylaws and any other information required by the Act.
         8.2 SUBSCRIPTIONS FOR SHARES. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall





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be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.
         8.3 TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or
(iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.
         8.4 LOST, DESTROYED OR STOLEN CERTIFICATES. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.
                                  ARTICLE IX
                                CORPORATE SEAL
         SECTION 9.1. CORPORATE SEAL. The Chairman of the Board, a Vice Chairman, the President, the Secretary, or any Vice President, or Assistant Secretary or any other officer designated thereunto by the Board shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:
                             (impression of seal)
                                  ARTICLE X
                                 FISCAL YEAR
         SECTION 10.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.
                                  ARTICLE XI
                                  DIVIDENDS
         SECTION 11.1. DIVIDENDS. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon terms and conditions provided by law.
                                 ARTICLE XII
                                  AMENDMENTS
         SECTION 12.1. AMENDMENT TO BY-LAWS. These By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, by the Board. Except as provided in Articles X and XI of the Charter, By-Laws made by the Board may be repealed or changed and new By-Laws made, by the shareholders upon the affirmative vote of a majority of the votes entitled to be cast by all holders of voting stock of the Corporation voting together as a single class at a meeting called for such purpose.





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The shareholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board.
                                 ARTICLE XIII
                          CONTROL SHARE ACQUISITIONS
         SECTION 13.1 APPLICABILITY OF CONTROL SHARE ACQUISITION ACT. The Tennessee Control Share Acquisition Act shall be applicable with respect to shares of the Corporation.
         SECTION 13.2 REDEMPTION OF CONTROL SHARES IN CERTAIN EVENTS. In accordance with Section 15 of the Tennessee Control Share Acquisition Act, The Corporation may redeem, at its option, all but not less than all control shares acquired in a control share acquisition at any time during the period ending sixty (60) days after the last acquisition of control shares by an acquiring person, from the acquiring person for the fair value (as defined in such Section 15) of such shares if: (i) no control acquisition statement has been filed; or (ii) a control acquisition statement has been filed and the shares are not accorded voting rights by the shareholders pursuant to Section 14 of the Tennessee Control Share Acquisition Act.





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